Exhibit 99.02

Notice of Guaranteed Delivery

To Tender for Exchange of

10 1/2% Senior Notes due 2020, which have been registered under the

Securities Act of 1933, as amended,

for any and all outstanding 10 1/2% Senior Notes due 2020

144A Notes (CUSIP 62941Y AA5 and ISIN US62941YAA55)

Regulation S Notes (CUSIP U6700P AA9 and ISIN USU6700PAA94)

of

NPC International, Inc., NPC Operating Company A, Inc. and NPC

Operating Company B, Inc. (collectively, the “Issuers”)

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                    , 2012 (THE “EXPIRATION DATE”), UNLESS EXTENDED BY THE ISSUERS IN THEIR SOLE DISCRETION.

The Exchange Agent for the Exchange Offer is:

WELLS FARGO BANK, NATIONAL ASSOCIATION, EXCHANGE AGENT

By registered or certified mail, overnight delivery:

Wells Fargo Bank, National Association

MAC N9303-121

PO Box 1517

Minneapolis, MN 55480

Attention: Corporate Trust Operations

For Information or to Confirm Call:

(800) 344-5128

For facsimile transmission

(for eligible institutions only):

(612) 667-6282

Delivery of this notice of guaranteed delivery to an address other than as set forth above or transmission of this notice of guaranteed delivery via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

Registered holders of outstanding 10 1/2% Senior Notes due 2020 (together with the guarantee thereof, the “Old Notes”) who wish to tender their Old Notes in exchange for a like principal amount of 10 1/2% Senior Notes due 2020 (together with the guarantee thereof, the “Exchange Notes”) may use this Notice of Guaranteed Delivery or one substantially equivalent hereto to tender Old Notes pursuant to the Exchange Offer (as defined below) if: (1) their Old Notes are not immediately available or (2) they cannot deliver their Old Notes (or a confirmation of book-entry transfer of Old Notes into the account of the Exchange Agent at The Depository Trust Company), the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date or (3) they cannot complete the procedure for book-entry transfer on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission or mail to the Exchange Agent. See “Exchange Offer—Procedures for Tendering Old Notes” in the prospectus dated , 2012 (the “Prospectus”), which together with the related Letter of Transmittal constitutes the “Exchange Offer” of the Issuers.

Ladies and Gentlemen:

The undersigned hereby tenders the principal amount of Old Notes indicated below pursuant to the guaranteed delivery procedures set forth in the Prospectus and the Letter of Transmittal, upon the terms and subject to the conditions contained in the Prospectus and the Letter of Transmittal, receipt of which is hereby acknowledged.

All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

The undersigned hereby tenders the Old Notes listed below:

Certificate Number(s) (If Known) of Old Notes or if Old Notes will be Delivered by Book-Entry Transfer at the Depositary Trust Company, Insert Account No.	Aggregate Principal Amount Represented	Aggregate Principal Amount Tendered*

*	Must be in minimum denominations of U.S. $2,000 and integral multiples of U.S. $1,000 in excess thereof

PLEASE SIGN AND COMPLETE

Signature(s) of Registered Holder(s) or Authorized Signatory:

Name(s) of Registered Holder(s):

Date:

Address:

Area Code and Telephone No.:

This notice of guaranteed delivery must be signed by the registered holder(s) exactly as their name(s) appear(s) on certificate(s) for notes or on a security position listing as the owner of notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this notice of guaranteed delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

Please print name(s) and address(es):

Name(s):

Capacity:

Address(es):

DO NOT SEND NOTES WITH THIS FORM. NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL OR PROPERLY TRANSMITTED AGENT’S MESSAGE.

THE GUARANTEE BELOW MUST BE COMPLETED

GUARANTEE

(Not To Be Used for Signature Guarantee)

The undersigned, an “eligible guarantor institution” within the meaning of Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended, hereby guarantees that the notes to be tendered hereby are in proper form for transfer (pursuant to the procedures set forth in the prospectus under “Exchange Offer— Guaranteed Delivery Procedures”), and that the exchange agent will receive (a) such notes, or a book-entry confirmation of the transfer of such notes into the exchange agent’s account at The Depository Trust Company, and (b) a properly completed and duly executed letter of transmittal (or facsimile thereof) with any required signature guarantees and any other documents required by the letter of transmittal, or a properly transmitted agent’s message, within three New York Stock Exchange, Inc. trading days after the date of execution hereof.

The eligible guarantor institution that completes this form must communicate the guarantee to the exchange agent and must deliver the letter of transmittal, or a properly transmitted agent’s message, and notes, or a book-entry confirmation in the case of a book-entry transfer, to the exchange agent within the time period described above. Failure to do so could result in a financial loss to such eligible guarantor institution.

Name of Firm:

Authorized Signature:

Title:

Address:
(Zip Code)

Area Code and Telephone Number:

Dated:

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